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                                                             EXHIBIT 99.02

                                STATE OF INDIANA

                        OFFICE OF THE SECRETARY OF STATE

                            CERTIFICATE OF EXISTENCE

To Whom These Presents Come, Greeting:

         I, SUE ANNE GILROY, Secretary of State of Indiana, do hereby certify that I am, by virtue of the laws of the State of Indiana, the custodian of the corporate records and the proper official to execute this certificate.

         I further certify that records of this office disclose that

                                  INMOLD, INC.

filed Articles of Incorporation on January 10, 1997, and is a corporation duly organized and existing under and by virtue of the laws of the State of Indiana.

         I further certify this corporation has filed its most recent annual report required by Indiana law with the Secretary of State, or is not yet required to file such annual reports, and that Articles of Dissolution have not been filed.


[STATE OF INDIANA SEAL]            In Witness Whereof, I have hereunto set my
                                   hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Fifth day of October, 1998.


                                   Sue Anne Gilroy

                                   SUE ANNE GILROY,  Secretary of State

                                   [Illegible]
                                   ------------------------------------
                                   Deputy